UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 26, 2009

POWERSECURE INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-12014	84-1169358
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1609 Heritage Commerce Court, Wake Forest, North Carolina	27587
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (919) 556-3056
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     On August 26, 2009, PowerSecure, Inc. (“PowerSecure”), a Delaware corporation and wholly-owned subsidiary of PowerSecure International, Inc., a Delaware corporation (the “Company”), entered into a distributorship arrangement with Apex Controls, Inc. (the “Distributor”) and Jonathan Hinton (“J. Hinton”). Under this distributorship arrangement, PowerSecure appointed Distributor as its independent, non-exclusive distributor, primarily to sell and distribute the Company’s EfficientLights LED lighting solutions for refrigerated cases.
Background
     The revenues of the Company’s EfficientLights product line increased by more than 700% during the first half of 2009 as compared to the first half of 2008. The distributorship arrangement increases the Company’s sales resources in this growing product line. The Company entered into this distributorship arrangement in order to:
•	enhance the Company’s ability to accelerate sales of its EfficientLights product line and to grow its market share by increasing and broadening its marketing and sales efforts with grocery chains, retail drug chains and convenience store chains, and

•	restrict the Distributor and its principal, J. Hinton, who is a former leading sales executive for the Company and the son of Sidney Hinton, the President, Chief Executive Officer and a director of the Company and of PowerSecure, from competing with PowerSecure’s other businesses through October 1, 2015.
Key Terms
     Under the distributorship arrangement, Distributor will introduce, market, promote, solicit orders to purchase, and sell EfficientLights’ products and services. In addition, Distributor and J. Hinton will not to compete with the business of PowerSecure and its subsidiaries, in their core markets, through October 1, 2015. PowerSecure, Distributor and J. Hinton will abide by mutual non-disclosure obligations regarding the other party’s confidential information and trade secrets. Distributor has granted PowerSecure a right of first refusal to purchase the Distributor upon the proposed sale of 50% or more of the assets or equity of Distributor, on the same basis as the proposed purchaser.
     In consideration for Distributor’s services and the covenants and obligations of Distributor and J. Hinton, PowerSecure will pay Distributor a commission, on an as-collected basis, for sales of PowerSecure’s products and services generated by Distributor. In addition, PowerSecure paid to Distributor $200,000 upon entering into the distributorship arrangement and will pay Distributor additional payments of $200,000 in January 2010 and $100,000 annually from 2011 through 2015.
     The distributorship arrangement will continue until October 1, 2015, although it may be terminated earlier upon an unremedied breach or default or upon other adverse events related to Distributor. PowerSecure’s payment obligations continue and could accelerate upon a sale of PowerSecure, and terminate upon the death of J. Hinton. The distributorship arrangement was approved by the Audit Committee of the Board of Directors of the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERSECURE INTERNATIONAL, INC.
By:	/s/ Christopher T. Hutter
Christopher T. Hutter
Vice President and Chief Financial Officer

Dated: August 26, 2009

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